FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and CFO (770) 612-2048

GENUINE PARTS COMPANY
REPORTS FIRST QUARTER 2008 RESULTS
SALES INCREASED 3%, EPS INCREASED 6%

Atlanta, Georgia, April 17, 2008 — Genuine Parts Company (NYSE: GPC) reported sales and earnings for the first quarter ended March 31, 2008. Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.74 billion were up 3% compared to the first quarter of 2007. Net income for the quarter was $123.5 million, an increase of 2% over $121.6 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 75 cents, up 6% compared to 71 cents for the first quarter last year.

Mr. Gallagher stated, “We are pleased to report that the 1st Quarter of 2008 was another period of sales and earnings growth for Genuine Parts Company. EIS, our Electrical Group, had another fine quarter, generating the strongest sales growth among our four business segments. They were up 7% in the quarter and continue their trend of solid progress. Motion Industries, our Industrial Group, also reported strong results, with a 6% sales increase for the quarter. We believe that both EIS and Motion are positioned to have another good year in 2008. The Automotive Group reported a 4% increase in the quarter and this is their highest percentage growth since the second quarter of 2006, which is encouraging. S.P. Richards, our Office Products Group, was down 2% for the quarter, reflecting continued softness in the office products industry. Despite their decrease in the first quarter, and the ongoing industry sluggishness, we do feel that S.P. Richards has the initiatives in place to show improved performance over the remainder of the year.”

Mr. Gallagher added, “The Company is also generating strong cash flows and our cash position remains in good shape. We have used cash in several key areas to maximize the total return to shareholders. First and foremost is the dividend paid to shareholders, and cash dividends for 2008 were increased by 7% to $1.56 on an annual basis, representing our 52nd consecutive year of increased dividends. Another priority for cash has been opportunistic share repurchases and as part of our share repurchase program, we have purchased approximately 2.4 million shares of our Company stock thus far in 2008. This follows the purchase of 5.0 million shares in 2007. Other key uses for cash remain the ongoing reinvestment in each of our businesses and strategic complimentary types of acquisitions. During the quarter, Automotive acquired a 100% stake in Altrom Canada and Altrom America, effective January 1st, Motion Industries acquired Mill Supply Corporation in March, and S.P. Richards completed the acquisition of O’Henry, a regional office products distributor, as of April 1st.”

Mr. Gallagher concluded, “As we move forward in 2008, we recognize that we are operating in an uncertain and challenging economic environment. However, our focus remains on the crisp execution of our growth and operational strategies in each of our businesses, as well as our ongoing initiatives to further strengthen the Balance Sheet.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-422-4780, conference ID 41745364. A replay will also be available on the Company’s website or at 800-642-1687, conference ID 41745364, two hours after the completion of the conference call until 12:00 a.m. Eastern time on May 1, 2008.

Forward Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (“SEC”) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company’s products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, including internet related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our Forms 10-Q and Form 8-K reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2008	2007
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,739,473	$2,648,843
Cost of goods sold	1,919,990	1,858,899

	819,483	789,944
Selling, administrative & other expenses	627,802	593,834

Income before income taxes	191,681	196,110
Income taxes	68,138	74,557

Net income	$123,543	$121,553

Basic net income per common share	$.75	$.71
Diluted net income per common share	$.75	$.71
Weighted average common shares outstanding	164,977	170,466
Dilutive effect of stock options and non-vested restricted stock awards	729	1,035

Weighted average common shares outstanding – assuming dilution	165,706	171,501

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2008	2007
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,305,887	$1,261,507
Industrial	881,213	833,392
Office Products	442,392	451,842
Electrical/Electronic Materials	114,301	106,733
Other (1)	(4,320)	(4,631)

Total net sales	$2,739,473	$2,648,843

Operating profit:
Automotive	$90,644	$95,837
Industrial	68,992	64,592
Office Products	43,932	48,217
Electrical/Electronic Materials	9,010	7,220

Total operating profit	212,578	215,866
Interest expense, net	(7,154)	(6,671)
Other, net	(13,743)	(13,085)

Income before income taxes	$191,681	$196,110

Capital expenditures	$21,762	$23,683

Depreciation and amortization	$22,684	$20,702

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2008	2007
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$161,519	$250,082
Trade accounts receivable, net	1,303,787	1,296,800
Merchandise inventories, net	2,314,536	2,201,446
Prepaid expenses and other current assets	245,891	214,116

TOTAL CURRENT ASSETS	4,025,733	3,962,444
Goodwill and intangible assets, less accumulated amortization	114,489	62,136
Other assets	195,371	170,676
Net property, plant and equipment	419,825	430,807

TOTAL ASSETS	$4,755,418	$4,626,063

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,002,742	$971,400
Current portion of debt	250,000	-0-
Income taxes payable	78,994	86,004
Dividends payable	64,283	62,254
Other current liabilities	173,433	164,653

TOTAL CURRENT LIABILITIES	1,569,452	1,284,311
Long-term debt	250,000	500,000
Other long-term liabilities	200,830	171,754
Minority interests in subsidiaries	65,462	61,615

Common stock	163,818	170,378
Retained earnings and other	2,505,856	2,438,005

TOTAL SHAREHOLDERS’ EQUITY	2,669,674	2,608,383

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,755,418	$4,626,063

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months
	Ended March 31,
	2008	2007
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$123,543	$121,553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,684	20,702
Other	892	2,139
Changes in operating assets and liabilities	(2,527)	62,556

NET CASH PROVIDED BY OPERATING ACTIVITIES	144,592	206,950
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(21,762)	(23,683)
Other	(39,003)	672

NET CASH USED IN INVESTING ACTIVITIES	(60,765)	(23,011)
FINANCING ACTIVITIES:
Stock options exercised	752	6,305
Excess tax benefits from share-based compensation	217	2,300
Dividends paid	(60,789)	(57,545)
Purchase of stock	(94,325)	(20,890)

NET CASH USED IN FINANCING ACTIVITIES	(154,145)	(69,830)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(70,318)	114,109
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	231,837	135,973

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$161,519	$250,082